UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 3, 2011
Date of Report (Date of earliest event reported)

LocatePLUS Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-49957	04-3332304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center
Suite 235M
Beverly, MA		01915
(Address of principal executive offices)		(Zip Code)

(978) 921-2727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On May 3, 2011 LocatePLUS Holdings Corporation (the “Company”) notified Livingston & Haynes, P.C.  (“L&H”) that it was dismissed as the Company’s independent registered public accounting firm.  Concurrently on May 3, 2011 the Company engaged Moody, Famiglietti & Andronico, LLC (“MFA”). The Company provides, pursuant to Item 304(a)(3) of Regulation S-K, a copy of the letter (filed as Exhibit 16.1 to this report) that L&H provided to the SEC agreeing with the disclosures contained in this report.

(a)(1)        Termination of Livingston & Haynes.P.C.

(i)   On May 3, 2011 the Company dismissed L&H as the Company’s independent registered public accounting firm.

(ii)   The audit reports of L&H on the financial statements of the Company as of and for the years ended December 31, 2010 and 2009 included an informational paragraph as to a "going concern" uncertainty and  in addition the audit report for the year ended December 31, 2010 was qualified as to other uncertainties.

(iii)  The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) recommended and approved the decision to change independent registered public accounting firms.

(iv)   During the Company’s two most recent fiscal years ended December 31, 2010 and December 31, 2009, and from January 1, 2011 through March 31, 2011, there were no disagreements with L&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to L&H’s satisfaction, would have caused L&H to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

(v)    During the Company’s two most recent fiscal years ended December 31, 2010 and December 31, 2009, and from January 1, 2011 through March 31, 2011, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that as of the end of fiscal 2010 (year ended December 31, 2010), the Company reported in its Annual Report on Form 10-K for the year ended December 31, 2010 that its Chief Executive Officer had concluded that at the end of this reporting period the Company had identified matters that would constitute material weaknesses (as such term is defined under the Public Company Accounting Oversight Board Auditing Standard No.  2) in its internal controls  over  financial reporting and that because material weaknesses exist, internal controls over financial reporting were not effective at that time. Since December 31, 2010 the Company has added personnel and taken additional steps to improve its internal controls.

(vi)    The Company has provided L&H with a copy of this Report prior to its filing with the SEC. The Company requested L&H to furnish the Company with a letter, as required by Item 304(a)(3) of Regulation S-K, addressed to the SEC, stating whether or not L&H agrees with the above statements. Such letter is filed as Exhibit 16.1 to this Amended Report.

(a)(2)       Engagement of Moody, Famigletti & Andronico, LLC

On May 3, 2011, the Audit Committee agreed to engage Moody, Famiglietti & Andronico, LLC  (“MFA”) as its independent registered public accounting firm to audit the Company’s financial statements  for the fiscal year ending December 31, 2011.

The Company did not, nor did anyone on its behalf, consult MFA during the Company’s two most recent fiscal years ended December 31, 2010 and December 31, 2009, and from January 1, 2011 through March 31, 2011 (the interim period prior to the engagement of MFA), regarding:

(i)   the application of accounting principles to a specified transaction (completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided to the Company that MFA concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or

(ii)  any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided MFA with a copy of this report, requested MFA to review the disclosures contained in this report and provided MFA with the opportunity to furnish the Company with a letter, addressed to the SEC, containing any new information, clarification of the Company’s expression of its views or the respects in which MFA does not agree with the statements made in this report. MFA has advised the Company that it does not intend to furnish such a letter.

Item 9.01 Financial Statements and Exhibits
(d)           Exhibits

Exhibit No.   Description

16.1                        Letter, dated May 3, 2011, from Livingston & Haynes, P.C. to the Securities and
Exchange Commission regarding a change in the Company’s certifying accountant

LOCATEPLUS HOLDINGS CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LocatePLUS Holdings Corporation

By: /s/ Ronald Lifton
Ronald Lifton
President and Chief Executive Officer

Date: May 3, 2011